UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 29, 1998
                                                --------------------------------

                       Creative Medical Development, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                    33-75276                       68-0281098
--------------------------------------------------------------------------------
(State or jurisdiction           (Commission                 (IRS Employer
of incorporation)                File Number)                Identification No.)


975 SE Sandy Blvd., Portland, Oregon                                 97214
--------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code   (503) 230-8034
                                                  ------------------------------


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Item 5.  Other Events.

     (a) On October 29, 1998, the Company issued a press release as follows:

CREATIVE  MEDICAL  DEVELOPMENT,   INC.,  ANNOUNCES  MANAGEMENT  CHANGE  AT  OMNI
PRODUCTS, INC.

PORTLAND, OREGON, October 29, 1998 . . . OMNI Products Inc., a wholly owned subsidiary of CREATIVE MEDICAL DEVELOPMENT, INC. (OTC BULLETIN BOARD: CMDI, CMDIW) named Robert E. Tuzik President and Chief Operating Officer. Tuzik, formerly Vice President of Marketing and Sales, will continue his Marketing duties and assume responsibility for Operations, Engineering and Quality.

Mr. Tuzik is a 25-year veteran of the railway industry. Prior to joining OMNI as Director of Sales and Marketing in June 1996, Tuzik operated Talus Associates, a consulting company specializing in railway marketing and media relations. He is the former Editor of Railway Track and Structures and Engineering Editor of Railway Age, the industry's foremost trade publications. Prior to his work in publishing, sales and marketing he held a variety of positions in the Operating Department of the former Santa Fe Railway.

"We are pleased to have an individual with Bob's experience and abilities assume a greater role in the overall operations of the company," said William E. Cook, OMNI's interim CEO. "By this appointment we are sending a strong message that we expect Bob to lead the Company's expansion in sales that is required to build shareholder value and forge the path to a more successful growth strategy for OMNI."

OMNI Products, Inc., the Company's wholly owned subsidiary, is a leading supplier of a full line of premium virgin rubber and concrete highway-rail grade crossing surfaces. OMNI supplies crossing surfaces to all major North American railroads, numerous short line and regional railroads, independent railway contractors, transit systems, ports, intermodal yards, manufacturing facilities with rail access, and municipalities.

     (b) On November 16, 1998, the Company issued a press release as follows:

CREATIVE MEDICAL DEVELOPMENT, INC., ANNOUNCES NEW CHAIRMAN

PORTLAND, OREGON, November 16, 1998 . . . CREATIVE MEDICAL DEVELOPMENT, INC. (OTC BULLETIN BOARD: CMDI, CMDIW) (ACMD@), announced today that William E. Cook has been appointed to the board of directors and designated Chairman.

Mr. Cook, the President of Riptide Holdings, Inc., a management consulting firm focussing on turnaround companies, has been serving as a consultant to the Company's board of directors to evaluate the Company's management, business strategy and financial structure and as the interim Chief Executive Officer. His prior experience includes positions as founding Chief Executive Officer of Signal Technology Corporation, Chairman and Chief Executive Officer of DDL Electronics, and as a director of a number of private technology companies.

Edward S. Smith who has been serving as Chairman since the beginning of the restructuring process will continue as a director. He has been a director of OMNI Products, Inc. ("OMNI") since 1994 and of CMD since the merger of OMNI and CMD April 30, 1997. He is President/Owner of Ted Smith & Company and the former Chairman and CEO of Omark Industries, Inc., an international manufacturer of cutting chain for chain saws, hydraulic log loaders and sporting ammunition. Mr. Smith is also a Director of Georgia Gulf Corporation and Expert Systems Publishing Company.

OMNI  Products,  Inc.,  the  Company's  wholly  owned  subsidiary,  is a leading supplier of a full line of premium virgin rubber and concrete/rubber highway-rail grade crossing surfaces. OMNI supplies crossing surfaces to all major North American railroads, numerous short line and regional railroads, independent railway contractors, transit systems, ports, intermodal yards, manufacturing facilities with rail access, and municipalities.

     (c) On November 23, 1998, the Company issued a press release as follows:

CREATIVE  MEDICAL  DEVELOPMENT,  INC.--EARNINGS  FOR SIX  MONTHS  ENDED  OCTOBER
31,1998

PORTLAND, OREGON, November 23, 1998 . . . CREATIVE MEDICAL DEVELOPMENT, INC. (OTC BULLETIN BOARD: CMDI, CMDIW) ("CMD"), announced today it will report a net profit of $237,312 ($0.05 per share) on sales of $3,182,869 for its second quarter ended October 31, 1998 compared to a profit of $2,515 on sales of $4,762,624 for the same quarter last year and a profit for the six month period of $457,490 ($0.09 per share) on sales of $6,825,107 compared to $58,643 ($0.01 per share) last year on sales of $8,589,007.

William E. Cook, Chairman, attributed the improved performance of the Company to implementation of the restructuring plan which has increased gross margins, lowered selling, general, administrative and engineering costs and reduced interest expense by significantly reducing total debt.

OMNI  Products,  Inc.,  the  Company's  wholly  owned  subsidiary,  is a leading supplier of a full line of premium virgin rubber and concrete/rubber highway-rail grade crossing surfaces. OMNI supplies crossing surfaces to all major North American railroads, numerous short line and regional railroads, independent railway contractors, transit systems, ports, intermodal yards, manufacturing facilities with rail access, and municipalities.

Except for the historical information contained herein, the matters set forth in this release include forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties are detailed and are discussed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. The forward-looking statements included in this release speak only as of the date hereof.

CREATIVE MEDICAL DEVELOPMENT, INC. & SUBSIDIARY

CONSOLIDATED BALANCE SHEET
================================================================================

                                     Assets
                                     ------

                                                      Unaudited       Audited
                                                     October 31,     April 30,
                                                         1998           1998
                                                         ----           ----
Current Assets:
  Cash                                               $   125,765    $   393,877
  Accounts receivable, net                             1,190,509      1,853,280
  Inventories                                            870,745      1,423,800
  Other current assets                                   203,263         52,158
                                                     -----------    -----------

                Total current assets                   2,390,282      3,723,115

  Real estate held for sale                            1,840,958      1,618,275
  Property plant and equipment, net                    1,748,335      2,272,214
                                                     -----------    -----------

                                                     $ 5,979,575    $ 7,613,604
                                                     ===========    ===========

                      Liabilities and Stockholder' Deficit
                      ------------------------------------

Current liabilities:
  Accounts payable                                     1,809,840      1,884,679
  Accrued liabilities                                    872,551      1,459,092
  Notes payable                                        1,658,747      3,305,283
  Current portion of long-term debt                    2,095,883      2,136,376
                                                     -----------    -----------

                Total current liabilities              6,437,021      8,785,430
                                                     -----------    -----------

Long-term debt, less current portion                     865,483        522,342
Non-current accrued liabilities

Stockholders' deficit
  Common stock                                            51,092         55,246
  Convertible preferred stock                              5,869          6,221
  Additional paid-in capital                           2,331,906      2,413,651
  Accumulated deficit                                 (3,711,796)    (4,169,286)
                                                     -----------    -----------

                Total stockholder's deficit           (1,322,929)    (1,694,168)
                                                     -----------    -----------

                                                     $ 5,979,575    $ 7,613,604
                                                     ===========    ===========



CREATIVE MEDICAL DEVELOPMENT, INC. & SUBSIDIARY

Consolidated Statement of Operations
Six Months and Quarters ended October 31, 1998 and 1997
========================================================================================================================

                                                            Quarters ended                      Six months ended
                                                     Unaudited          Unaudited          Unaudited          Unaudited
                                                        1998               1997               1998               1997
                                                    --------------------------------------------------------------------

Net Sales                                           $ 3,182,869        $ 4,762,624          6,825,107          8,589,007
Cost of Sales                                         2,315,735          3,722,379          5,013,587          6,559,742
                                                    -----------        -----------        -----------        -----------

                 Gross profit                           867,134          1,040,245          1,811,520          2,029,265
                                                    -----------        -----------        -----------        -----------

General and administrative expenses                     283,520            339,781            550,150            709,127
Selling expenses                                        212,474            470,223            532,172            806,024
Research, development and engineering                    37,827             37,421             73,177             63,595
                                                    -----------        -----------        -----------        -----------

                                                        533,821            847,425          1,155,499          1,578,746
                                                    -----------        -----------        -----------        -----------

                 Income from operations                 333,313            192,820            656,021            450,519
                                                    -----------        -----------        -----------        -----------
Other income (expense)
    Interest expense                                   (114,066)          (160,289)          (241,355)          (327,818)
    Miscellaneous income (expense)                       21,359              9,066             43,881              4,743
    Amortization                                                           (48,164)                              (75,383)
    Gain (loss) on asset disposal                        (3,294)             9,082             (1,057)             6,582
                                                    -----------        -----------        -----------        -----------

                 Total other expense                    (96,001)          (190,305)          (198,531)          (391,876)
                                                    -----------        -----------        -----------        -----------

                 Income before income taxes             237,312              2,515            457,490             58,643

Provision for income taxes                                 --                 --                 --                 --
                                                    -----------        -----------        -----------        -----------

    Net income                                      $   237,312        $     2,515        $   457,490        $    58,643
                                                    ===========        ===========        ===========        ===========

    Net income per basic common share               $      0.05        $      0.00        $      0.09        $      0.01
                                                    ===========        ===========        ===========        ===========

    Weighted average common shares outstanding        5,109,152          5,530,563          5,302,098          5,538,486
                                                    ===========        ===========        ===========        ===========


The  Company's  Common  Stock and  Warrants  are traded  over the counter on the
Electronic   Bulletin   Board  of  NASD  under  the  symbols   CMDI  and  CMDIW,
respectively.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24 1998                      Creative Medical Development, Inc.


                                            By: /s/ William E. Cook
                                               ---------------------------------
                                               William E. Cook, Chairman